Exhibit 10.1

COMSCORE INC.

119 Democracy Drive

Suite 600

Reston, Virginia 20190

December 26, 2020

Starboard Value and Opportunity Master Fund Ltd

Starboard Value and Opportunity Master Fund L LP

Starboard Value and Opportunity S LLC

Starboard Value and Opportunity C LP

Account Managed by Starboard Value LP

Starboard X Master Fund Ltd

777 Third Avenue, 18th Floor

New York, NY 10017

Attention: Jeffrey C. Smith

Facsimile: 212-845-7989

Telephone: 212-845-7977

E-mail: jsmith@starboardvalue.com

With a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer N. Klein, Esq.

E-mail: eleazer.klein@srz.com

Re:	comScore, Inc. Senior Secured Convertible Notes

Reference is hereby made to the Senior Secured Convertible Notes (the “Notes”) of comScore, Inc. (the “Company”), which are currently held by Starboard Value and Opportunity Master Fund Ltd, Starboard Value and Opportunity Master Fund L LP, Starboard Value and Opportunity S LLC, Starboard Value and Opportunity C LP, Starboard Value LP, in its capacity as the investment manager of a certain managed account, and Starboard X Master Fund Ltd (the “Holders”). Terms used but not defined herein shall have the meanings set forth in the Notes.

Each of the Holders hereby agrees to the following terms and conditions with respect to the Interest payment due on January 4, 2021 pursuant to the terms of the Notes:

(i)

Notwithstanding the definition of “Interest Conversion Price” set forth in Section 31(gg) of the Notes, “Interest Conversion Price” shall have the following meaning solely with respect to the Interest Date of January 4, 2021:

“Interest Conversion Price” means with respect to the Interest Date occurring on January 4, 2021, the lower of (x) that price which shall be the arithmetic average of the Weighted Average Prices of the Common Stock on each Trading Day during the period starting and including December 16, 2020 and ending and including December 24, 2020 and (y) that price which shall be the arithmetic average of the Weighted Average Prices of the Common Stock on each Trading Day during the period starting on and including the earlier of (I) the first (1st) Trading Day immediately following the filing by the Company of the Public Filing (as defined in the Confidentiality Agreement by and between the Company and Starboard Value LP, dated as of the date hereof) and (II) January 15, 2021, and ending on and including the tenth (10th) Trading Day immediately following such earlier date (such tenth (10th) Trading Day, the “End Date”). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction occurring during such period.

(ii)

The Interest Shares due to the Holders with respect to the Interest payment due on January 4, 2021 pursuant to the terms of the Notes, as modified by the foregoing, shall be delivered to the Holders on the first (1st) Trading Day immediately following the End Date.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof to the fullest extent enforceable under applicable law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holders from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holders, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holders. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

2

This letter may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Pages Follow]

3

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between the parties hereto.

Very truly yours,

COMSCORE, INC.

By:	/s/ Greg Fink
Name: Greg Fink
Title: CFO

[Signature Page to Side Letter]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By: Starboard Value LP, its investment manager

By:	/s/ Peter Feld
Name: Peter Feld
Title: Authorized Signatory

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By: Starboard Value L LP, its general partner

By:	/s/ Peter Feld
Name: Peter Feld
Title: Authorized Signatory

STARBOARD VALUE AND OPPORTUNITY S LLC
By: Starboard Value LP, its manager

By:	/s/ Peter Feld
Name: Peter Feld
Title: Authorized Signatory

STARBOARD VALUE AND OPPORTUNITY C LP
By: Starboard Value R LP, its general partner

By:	/s/ Peter Feld
Name: Peter Feld
Title: Authorized Signatory

[Signature Page to Side Letter]

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account

By: Starboard Value GP, LLC, its general partner

By:	/s/ Peter Feld
Name: Peter Feld
Title: Authorized Signatory

STARBOARD X MASTER FUND LTD
By: Starboard Value LP, its investment manager

By:	/s/ Peter Feld
Name: Peter Feld
Title: Authorized Signatory

[Signature Page to Side Letter]